UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 7, 2014

Energy XXI (Bermuda) Limited

(Exact name of registrant as specified in its charter)

001-33628

(Commission File Number)

Bermuda	98-0499286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street, PO Box HM
1179, Hamilton HM EX, Bermuda	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 441-295-2244

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.  Entry into a Material Definitive Agreement

On April 7, 2014, Energy XXI (Bermuda) Limited’s indirect wholly-owned subsidiary Energy XXI Gulf Coast, Inc. (“Gulf Coast”) received written confirmation from the administrative agent under its Second Amended and Restated First Lien Credit Agreement (the “First Lien Credit Agreement”) that it had received signature pages from all of the lenders under the First Lien Credit Agreement for the Seventh Amendment to Second Amended and Restated First Lien Credit Agreement dated as of April 7, 2014 (the “Amendment”). The Amendment also became effective as of such date based on satisfaction of the conditions to such effectiveness provided in the Amendment.

Under the Amendment, the borrowing base for Gulf Coast is established at $1,200,000,000 (an increase from $1,087,500,000) until the next redetermination of such borrowing base pursuant to the terms of the First Lien Credit Agreement. Additionally, the Amendment incorporates concepts relating to Gulf Coast’s 7.50% senior unsecured notes due 2021 (so that provisions under the First Lien Credit Agreement for such notes are commensurate with the provisions already existing therein for Gulf Coast’s 9.25% senior unsecured notes due 2017 and 7.75% senior unsecured notes due 2019) and further provides for Gulf Coast to incur an additional $750,000,000 of similar unsecured indebtedness (an increase from $250,000,000 under a basket permitting such indebtedness). However, Gulf Coast is restricted from borrowing twenty-five percent (25%) of the amount of any such additional indebtedness that is incurred pursuant to such basket until such time as the lenders under the First Lien Credit Agreement otherwise provide or waive such limitation.

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	ITEM

10.1	Seventh Amendment to Second Amended and Restated First Lien Credit Agreement dated as of April 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited

Dated: April 7, 2014	By	/s/ David West Griffin
Name: David West Griffin
Title: Chief Financial Officer

Exhibit Index

EXHIBIT NO.	ITEM

10.1	Seventh Amendment to Second Amended and Restated First Lien Credit Agreement dated as of April 7, 2014